                                                                  Exhibit 10.41

                               Richard Finkbeiner
                               Terms of Employment
                                      with
                              Concord Camera Corp.

1)       Position

         Senior Vice President and Chief Financial Officer

2)       Employer

         Concord Camera Corp., a New Jersey corporation (the "Company" or "Concord")

3)       Term

         The term hereof shall commence on the first day of the employee's full-time employment with the Company (the "Effective Date") and shall continue thereafter, year-to-year, until terminated in accordance with
         Section 14 below. The employment may be terminated in accordance with
         Section 14 at any time during the term. Unless the parties mutually agree otherwise, the employee will start working for the Company on July 22, 2002.

4)       Reports To

         The Chairman and Chief Executive Officer of the Company, or such other person or persons as the Chairman and Chief Executive Officer may from time to time designate.

5)       Compensation

         Salary: $250,000 per annum payable in accordance with the Company's normal payroll policies for employees. The aforesaid salary amount is to be reviewed initially on January 1, 2004, and thereafter on an annual basis.

6)       Car allowance

         $7,500 per annum, payable in installments of $625 per month.

7)       Deferred Compensation

         The employee shall receive a grant of deferred compensation equal to $50,000 with the entire amount to be deposited by the Company into a deferred compensation account created for this purpose. The deferred compensation shall vest, so long as the employee continues to be employed by the Company, in installments of $12,500 per year on each of the first four anniversaries of the Effective Date.

         In order to help defray the cost of selling his house in Wisconsin and buying a home in South Florida, the employee shall receive a second grant of deferred compensation equal to $50,000 (the "Second Amount") with the entire amount to be deposited by the Company into a deferred compensation account created for this purpose. This deferred compensation shall vest, so long as the employee continues to be employed by the Company, in installments of $12,500 per year on each of the first four anniversaries of the Effective Date.

Richard Finkbeiner
Terms of Employment
Page 2 of 8


         The Company will adopt a supplemental employee retirement plan (the "SERP") for the benefit of the employee, setting forth the terms and conditions under which the deferred compensation will be paid to the employee. The SERP will provide for immediate vesting in full of the Second Amount if the Company terminates the employee's employment without "cause" (as defined in Section 14 below). The employee will not be entitled to have any portion of the deferred compensation distributed from the SERP account (even after he has vested as to same) prior to the earlier of: (i) the termination of the employee's employment with the Company; or (ii) the fourth anniversary of the Effective Date.

8)       Expense Reimbursement

         The Company will reimburse the employee for all reasonable documented expenses necessarily incurred in the performance of the employee's duties.

9)       Relocation Reimbursement

         The employee agrees to relocate his primary residence to South Florida no later than six (6) months after the Effective Date, subject to the terms and conditions of the Company's standard relocation package described in Exhibit C, except as hereby amended as follows: (i) the $750 transportation payment described in paragraph 3 of Exhibit C is hereby changed to up to $1,000 per automobile; and (ii) the $5,000 moving allowance cap described in paragraph 2 of Exhibit C is deleted and the Company will reimburse the employee for the actual cost to employee (currently estimated to be approximately $15,000) of moving his and his wife's household possessions from Wisconsin to South Florida, provided that the employee obtains competitive bids from at least two moving companies and the total amount of such cost was approved by the Company in advance of the move.

         In addition, the Company will reimburse the employee for the cost of reasonable housing and the use of a rental car in South Florida for up to six (6) months after the Effective Date, provided the housing and car rental were approved in advance by the Company. For up to six (6) months after the Effective Date and prior to the employee's relocation to South Florida, the Company will reimburse the employee for his roundtrip coach airfare (the amount of which must be approved in advance by the Company) in traveling from South Florida to Wisconsin as often as once a month.

Richard Finkbeiner
Terms of Employment
Page 3 of 8


10)      Vacation

         Three (3) weeks vacation per year. Employee shall provide the Company a minimum of 30 days' prior written notice of a request for vacation days. All vacation days are subject to the Company's approval. The employee shall also be entitled to the Company's regularly scheduled holidays.

11)      Bonus

         The employee shall be eligible for a discretionary bonus which is dependent upon the performance of the employee and the performance of the Company. The Company is not obligated to pay any specific bonus amount. The initial review for bonus shall occur on or about June 30, 2003. Subsequent bonus reviews shall take place every 12 months thereafter. To be eligible for a discretionary bonus, the employee must be employed by the Company at the time the bonus is paid.

12)      Options

         Subject to approval by the Compensation and Stock Option Committee of the Board of Directors of Concord, no sooner than the Effective Date the employee will be granted the following option to purchase up to 75,000 shares of the common stock of Concord:

                  with vesting as to 18,750 shares on the 1st year anniversary of the Effective Date;
                  with vesting as to 18,750 shares on the 2nd year anniversary of the Effective Date;
                  with vesting as to 18,750 shares on the 3rd year anniversary of the Effective Date; and with vesting as to 18,750 shares on the 4th year anniversary of the Effective Date.

         The exercise price per share of the option shall be the record share price as of the close of business on the date of grant. The option will not be intended to qualify as an incentive stock option and shall be:
         (1) subject to the terms and conditions of Concord's standard option agreement; and (2) conditioned upon the employee's execution and delivery of said agreement, as of the grant date. The grant of the aforesaid option does not establish any right of continued employment.

13)      Benefits

         The employee shall be eligible to receive the following benefits, as same are made generally available to Company employees who participate in these plans, with contributions, as applicable, to be made by the employee and/or the Company consistent with the applicable plan(s):

Richard Finkbeiner
Terms of Employment
Page 4 of 8


         o        Life insurance at a rate of two (2) times base salary
         o        Medical and Dental insurance
         o        Disability Insurance
         o        401K Plan

         To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said changes.

14)      Termination

         The Company may terminate the employee for cause at any time without notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B.

         Either party may terminate at any time for any reason or for no reason upon giving the other party 60 days' written notice. If the Company terminates the employee for any reason other than cause, or for no reason, and such termination is made effective immediately or at any other time before the expiration of the foregoing 60-day notice period, then the Company shall pay the employee's base salary, in lieu of notice, for the remainder of such notice period (the "Notice Payments"). If the Company terminates the employee for any reason other than cause, or for no reason, the employee shall also receive the Non-Compete Payment provided for in Section 15 below.

         In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law.

Richard Finkbeiner
Terms of Employment
Page 5 of 8

15)      Confidentiality and Intellectual Property; Non-Compete; Code of Conduct

         Annexed hereto as Exhibits A and B, respectively, are provisions applicable to the employee which are incorporated herein by reference and are part of this Agreement. As consideration for the covenants of employee set forth in Exhibit A, the Company hereby employs or continues to employ employee and employee hereby accepts employment or continued employment upon the terms and conditions contained herein. The employee acknowledges and agrees that the provisions set forth in Exhibits A and B do not affect the Company's ability to terminate the employee at any time with or without cause. If a provision set forth in this Term Sheet(1) conflicts with a provision set forth in one or both of the exhibits, then the provisions of this Term Sheet shall govern. The obligations set forth in Exhibits A and B shall survive any termination of the employee's employment and/or any termination or expiration of this Agreement.

         As additional consideration for the covenants of employee set forth in this Section and Exhibit A, if the employee's employment is terminated by the Company for any reason other than "cause" or for no reason, then, after the Company has made any Notice Payments the employee is entitled to receive pursuant to Section 14, the employee shall receive a payment (the "Non- Compete Payment") calculated as follows:

                  A. If such termination occurs within six (6) months of the Effective Date, then the Non-Compete Payment shall equal three (3) months of his base salary, less any Notice Payments.

                  B. If such termination occurs more than six (6) months but less than twelve (12) months after the Effective Date, then the Non-Compete Payment shall equal:

                           (i)      three (3) months of his base salary,
                           (ii) plus 1.5 times his monthly base salary for each month in excess of six (6) months that he continued to be actively employed by the Company,
                           (iii)    less any Notice Payments.

                  C. If such termination occurs twelve (12) months or more after the Effective Date, then the Non-Compete Payment shall equal twelve
         (12) months of his then base salary, less any Notice Payments.

         Notwithstanding any other provision of this Agreement to the contrary, the combined total of any and all severance payments (including any Notice Payments) and the Non-Compete Payment shall not in any event exceed twelve (12) months' of the employee's then base salary.

         Any and all Notice Payments and the Non-Compete Payment shall be payable in installments (net of required withholding) in accordance with the Company's normal payroll schedule and shall not be payable simultaneously. The Company's obligation to make any Notice Payments and/or the Non-Compete Payment is conditioned upon the employee's prior and continued compliance with all provisions of this Agreement including, but not limited to, those set forth in Exhibit A.

--------
1 As used herein, "Term Sheet" means the portion of these Terms of Employment up through and including the signature page. The "Agreement" or "Terms of Employment" means the Term Sheet together with all exhibits and schedules to the same.

Richard Finkbeiner
Terms of Employment
Page 6 of 8



         If the employee's employment is terminated by the Company for "cause," or by the employee, then the employee will not receive a Non-Compete Payment or any Notice Payments but all of his obligations under the provisions of this Agreement, including but not limited to those set forth in Exhibit A, nevertheless remain in full force and effect.

         In the event the employee fails to comply with any of the terms or conditions of Exhibit A or B (as same may be modified in this Term Sheet), all stock options granted by Concord, pursuant to this Agreement or otherwise, are thereby forfeited regardless of whether such options have vested.

16)      Representation by Employee

         Employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) the employee's employment by the Company (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of the employee's employment hereunder. The foregoing would include, but not be limited to, any agreement or covenant relating to non-competition, non-solicitation, confidentiality and/or non-interference. If the employee has ever signed or been subject to one or more agreements of the nature described above, the employee promptly disclosed them to the Company and provided the Company with complete copies of them.

17)      Acknowledgment of Representation by Counsel

         Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to this Agreement and the subject matter hereof.

18)      Indemnification

         The employee agrees to indemnify the Company and its subsidiaries and affiliates against any damages, claims, expenses or costs, including attorneys fees, incurred by any of them relating directly or indirectly to any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company.

Richard Finkbeiner
Terms of Employment
Page 7 of 8


19)      Entire Agreement

         This Agreement (which includes all schedules and exhibits to same) contains the entire understanding and agreement among and between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

20)      Severability

         If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

21)      Attorneys' Fees

         If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

22)      Governing Law

         This Agreement and the employment of the employee shall be governed by the laws of the State of Florida. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Florida, or in the event the Company moves its principal place of business from the State of Florida, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to waive, and do hereby waive, trial by jury. The employee agrees and acknowledges that in the event of his violation of any term or condition of this Agreement that the Company will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or

Richard Finkbeiner
Terms of Employment
Page 8 of 8



         mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to the Company at law or in equity.



Accepted and Agreed:                           Accepted and Agreed:

EMPLOYEE                                       CONCORD CAMERA CORP.


   /s/  Richard Finkbeiner                     By:  /s/  Ira B. Lampert
--------------------------------                  -----------------------------
Richard Finkbeiner                                  Ira B. Lampert, Chairman
                                                    and Chief Executive Officer

Date:           6/26/02                        Date:         7/22/02
      --------------------------                     --------------------------




Rev.  02/05/01

                                                                       Exhibit A

               CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS
                                 AND NON-COMPETE


I. CONFIDENTIALITY/INTELLECTUAL PROPERTY RESTRICTIONS

         1. During Employee's employment and at all times thereafter, Employee agrees to keep in the strictest confidence, agrees to refrain from disclosing or divulging to any person, firm or corporation, and agrees to refrain from using directly or indirectly, for his or her benefit or the benefit of others, any information which is or ought to be treated as Confidential Information. Employee agrees that, except as directed by the Company, the Employee will not at any time, whether during or after his or her employment with the Company, disclose to any person any Confidential Information, or permit any person to examine and/or make copies of any documents or other tangible items which contain or are derived from Confidential Information, whether prepared by the Employee or otherwise coming into the Employee's possession or control. Said documents may be in either human or computer readable form, including, but not limited to software, source code, hex code, or an other form. Employee further acknowledges and agrees that a document or other tangible item need not be expressly marked or designated as "Confidential" in order for it to be considered Confidential Information and the Employee agrees to use his or her best judgment in this regard and to proceed on the assumption that all information to which he or she is exposed by virtue of his or her employment, whether directly from the Company or not, is to be considered Confidential Information of the Company. Notwithstanding the provisions contained herein, Employee may disclose Confidential Information: (a) in the course of carrying out his or her duties as an employee, provided that such disclosures are made in accordance with Company policy as currently in effect at the time of the disclosure; or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible such information, the Employee must promptly provide Concord Camera Corp.'s Chief Executive Officer with written notice of the request so that the Company may exhaust its rights before any court or administrative tribunal to prohibit disclosure.

         2. As used herein, the term "Confidential Information" includes, but is not limited to, all information relating to: (A) the Company's business affairs and operations (unless otherwise available as public information due to no fault of Employee), including but not limited to,
         (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (ii) Company budgets, business plans and marketing plans, and (iii) any proprietary products or processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, products, suppliers or customers of the Company; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality.

         3. In connection with the Employee's obligations: (a) the Employee shall keep all papers and other tangible items relating to the Company and its products and processes and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his or her employment, Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing Confidential Information, and will retain no copy, duplicate, summary or description thereof.

         4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or using Company assets shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the request of the Company, Employee shall execute, acknowledge, deliver and file any instrument or document, and do all other acts and things necessary or appropriate in the opinion of the Company to confirm the Company's title or assign such title to such inventions and its rights to obtain and maintain letters patent or other protection with respect thereto and to enable the Company to exploit the same.

         5. The foregoing Sections 1 through 4 are each of unlimited duration, and extend throughout the period of employment and following any termination of employment with the Company without time limit in perpetuity.

II. NON-COMPETE PROVISIONS

         1. Employee agrees and covenants that, because of the nature of the Company's business, the confidential and sensitive nature of the Confidential Information, as defined above, and because the use of, or even the appearance of the use of, the Confidential Information may cause irreparable damage to the Company and its reputation, or to customers of the Company, Employee shall not, anywhere in the world, during the term of employment and for a period of twelve (12) months after the time of the termination of the Employee's employment, regardless of the reason for such termination, without the Company's prior express written consent (which consent must specifically refer to this Section of this Agreement), in any capacity whatsoever, directly or indirectly, whether as an employee, sole proprietor, shareholder, member, partner, consultant, independent contractor, salesman, officer, director, customer or otherwise:

                  (a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, contractor, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is: (i) not as controlling person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

                  (b) induce or seek to influence any other employee of (or consultant to) the Company to leave his or her employ (or terminate such consultancy) or to become financially interested in a similar business;

                  (c) aid a competitor or supplier of the Company in any attempt to hire a person who was employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

                  (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

                  (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

                  (f) aid, assist, or transact any business with any person who was an employee of, or consultant to, any customer of the Company.

         2. The Restraints set forth in Section 1 of this Part II, however, do not preclude the Employee from:

                           (a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

                           (b) engaging in charitable activities and community affairs;

                           (c) managing his or her personal investments and affairs; or

                           (d) being involved in other business transactions,

         provided that such activities do not interfere with the proper performance of Employee's duties and responsibilities as an employee of the Company.

III. GENERAL PROVISIONS

       1. As used in this Exhibit, the term "Company" includes Concord Camera Corp. and all of its subsidiary companies.

       2. Rights and Remedies of the Company.

                  (a) Reasonableness of Restraints. The Employee hereby acknowledges that Employee is fully familiar with the restrictions, restraints and limitations imposed upon him or her hereunder (collectively, the "Restraints"); Employee further acknowledges and agrees that the Restraints contained herein are necessary for the protection of the Company's legitimate business interests, including but not limited to the Company's trade secrets, valuable confidential business or professional information, substantial relationships with existing and prospective customers, and customer and client goodwill, and that the Restraints are reasonable in scope and content.

                  (b) Injunctive Relief. Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competition covenants contained herein will give rise to irreparable injury to the Company or customers of the Company, inadequately compensable in damages. Employee also agrees and acknowledges that his or her breach of this Agreement will give rise to irreparable injury which may specifically be enjoined. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that, in the event of the termination of employment with the Company (for whatever reason), Employee's experience and capabilities are such that Employee can obtain employment which is different or of a non-competing nature with the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee from earning a reasonable livelihood.

                  (c) Extension of Period of Restraints. The Restraints described in Section 1 of Part II above shall not expire until the Employee has been in full, continuous compliance, both during employment and for a period of twelve (12) months thereafter, with the Restraints and other covenants set forth in this Agreement.

         3. Enforcement by Third Party Beneficiaries, Assignees, and Successors

                  Employee acknowledges and agrees that the Restraints contained in this Agreement are for the benefit of the Company and certain third party beneficiaries related to the Company and that either the Company or such third party beneficiaries may enforce the terms of this Agreement. This Agreement inures to the benefit of and may be enforced by the Company's assignee or successor and the assignee or successor of any third party beneficiary.

         4. Enforceable

                  The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise.

         5. Saving Provision

                  Employee acknowledges that he or she has carefully read and understands this Agreement. The Employee agrees and stipulates that all provisions in this Agreement are fair and reasonable in light of all of the facts and circumstances of the relationship between Employee and the Company and that they are required to protect the legitimate business interests of the Company. Notwithstanding the above, Employee agrees that in the event that the Restraints (or any part thereof) shall be determined by any court of competent jurisdiction to be unenforceable by reason of being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activities, or any combination of these elements, that such portion shall be considered divisible as to scope, time and geographic area and that the Restraints shall be interpreted to extend to the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. All other provisions not deemed unenforceable will remain in full force and effect.


Rev. February 12, 2001

                                                                      EXHIBIT C



[CONCORD CAMERA LOGO]


                              CONCORD CAMERA CORP.
                           STANDARD RELOCATION PACKAGE


If you relocate your primary residence to South Florida (hereinafter "Florida") pursuant to signed Terms of Employment between you and Concord Camera Corp. or one of its subsidiaries ("Concord"), the following benefits will be made available to you:

         (1) For you and your spouse (if applicable) expense payments related to two visits to Florida for the purpose of locating housing in Florida. These expense payments which will be reimbursed by Concord by the employee's submission of an approved expense report, with supporting receipts, which are within the below allowance(s) criteria, consist of: (a) two Concord approved round trip coach tickets to Florida for each visit; (b) Concord approved hotel accommodations for two nights for each visit; (c) a Concord approved car rental for each visit; and (d) a food and incidental allowance (not to exceed $100 per day per couple, or $50 per day for an individual). Concord approved airfare, hotel accommodations and car rental costs will be paid for and/or reimbursed by Concord. The actual scheduling of approved trips to Florida will be made through Concord.

         (2) A moving allowance in an amount of up to $5,000.00. The moving allowance will be approved by Concord upon the submission to Concord by employee of a moving expense/cost estimate provided by the Concord-approved moving company. The moving allowance will be provided to cover the actual moving expenses for your household possessions, limited to the herein amount. You will be provided the moving allowance prior to your move to Florida so that you can pay the moving company upon their completion of your move to Florida.

         (3) A transportation payment in an amount of up to $750.00 per automobile (limited to two (2) automobiles). The transportation allowance is being provided to cover the actual transportation expenses for you and your family and is limited to the herein amount. The transportation allowance will be paid to you prior to your move to Florida so that you can pay for the transportation of your automobile(s) and family to Florida.

         (4) A "transfer payment" in the gross amount of $1,500.00. In addition, if you purchase a home in Florida within two years of your first (1st) day of employment in Florida with Concord, and you owned a home prior to moving to Florida, you will be provided with an additional payment of $3,500.00 which is intended to be applicable to real estate brokerage commissions, closing costs and other expenses related to your relocation to Florida.

         The payment of the aforesaid expenses (1) and (2) will be subject to the completion of appropriate expense reports and the providing of appropriate receipts to support the expenses. The transportation and transfer payments (3) and (4) will not require an accounting by you.

         You will have no obligation to reimburse Concord for any expense amounts paid to you and/or incurred by Concord on your behalf provided that you do not voluntarily terminate your employment with Concord prior to three (3) years from your first (1st) day of employment in Florida with Concord. In the event that you terminate your employment prior to three years from your first (1st) day of employment in Florida with Concord, you will have the obligation to reimburse Concord for all amounts provided by Concord to you as previously described in paragraphs (1), (2), (3) and (4) reduced by one-thirty-sixth (1/36) for each full month you remain in Concord's employment. Concord will have the right in such circumstance to withdraw amounts from any amounts due you. If Concord should terminate your employment, you will have no obligation to repay any amounts provided to you.


Rev. 07/17/00

                                 AMENDMENT NO. 1
                                       to
                              RICHARD FINKBEINER'S
                               Terms of Employment
                                      with
                              CONCORD CAMERA CORP.


         AMENDMENT NO. 1, dated as of January 1, 2003, to Terms of Employment between CONCORD CAMERA CORP. (the "Company") and RICHARD FINKBEINER (the "employee"), signed in July 2002 effective as of July 22, 2002 (the "Agreement").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. Section 5 of the Agreement is hereby deleted and replaced with the following, effective as of January 1, 2003:

                  "5)      Compensation

                  Salary: $262,500 per annum payable in accordance with the Company's normal payroll policies for employees. The aforesaid salary amount is to be reviewed next on January 1, 2004, and thereafter on an annual basis."

         2. Effective as of January 20, 2003, the previous Code of Conduct attached to the Agreement as Exhibit B (dated August 10, 2000) is hereby deleted and replaced in its entirety with the Exhibit B, dated January 12, 2003, attached hereto.

         3. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

EMPLOYEE:                               CONCORD CAMERA CORP.



     /s/  Richard Finkbeiner            By:        /s/ Ira B. Lampert
-----------------------------------     ----------------------------------------
Richard Finkbeiner                           Ira B. Lampert
                                              Chairman, Chief Executive Officer
                                                 and President

Date:             5/06/03               Date:              5/7/03
     ------------------------------          -----------------------------------

                                                                       Exhibit B








                              CONCORD CAMERA CORP.



                                 CODE OF CONDUCT



















         Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 29, 2003 which Code of Conduct, dated January 12, 2003, was filed as part of Exhibit 10.2.








Revised 01/12/03